News Release
For Immediate Release
Contact for Infinity Energy Resources, Inc.:
James W. Dean
VP, Strategic & Corporate Development
(720) 932-7800
www.infinity-res.com
Infinity Reports Record Second Quarter 2006 Results
Record Quarterly Revenue, Gross Margin and EBITDA for 2nd Straight Quarter
Net Income and Strong Cash Flows From Operating Activities in Second Quarter
Conference Call / Webcast This Morning at 11 a.m. Eastern Time
DENVER, CO — (PR Newswire) — August 10, 2006 — Infinity Energy Resources, Inc. (NASDAQ: IFNY) today announced record results for the three and six months ended June 30, 2006. Financial and operational tables for the three and six months follow this commentary.
Highlights
•	Record quarterly revenue of $12.7 million, a 65% year-over-year increase and a 17% increase over the first quarter;

•	Record quarterly gross profit of $7.4 million, an 87% year-over-year increase and a 31% increase over the first quarter;

•	Net income of $2.7 million, or $0.18 per diluted share;

•	Record quarterly EBITDA (defined below) of $5.7 million, a 154% year-over-year increase and a 47% increase over the first quarter;

•	First half cash flow from operating activities of $9.2 million, a 344% year-over-year increase;

•	Record quarterly oil and gas production of 423 MMcfe (defined below), a 26% year-over-year increase and a 32% increase over the first quarter;

•	Record quarterly oilfield service revenue of $9.3 million, a 71% year-over-year increase and a 10% increase over the first quarter; and

•	42% year-over-year growth and 7% sequential growth in quarterly oilfield services jobs.
Second Quarter and First Half Results
The Company reported revenue of $12.7 million and $23.5 million for the three and six months ended June 30, 2006, 65% and 78% increases over the $7.7 million and $13.2 million in the prior year periods, respectively. Gross profit for the three and six months was $7.4 million and $12.9 million, 87% and 90% increases over the $3.9 million and $6.8 million in the prior year periods, respectively.

News Release
For Immediate Release
EBITDA (earnings before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil and gas properties) for the three and six months ended June 30, 2006 were a record $5.7 million and a record $9.5 million, 154% and 142% increases over the $2.2 million and $3.9 million in the prior year periods, respectively. A reconciliation of net income (loss) to EBITDA is provided in the financial tables following this commentary.
Net income for the three months was $2.7 million (or $0.18 per diluted share) and the net loss for the six months was $8.7 million (or $0.61 per basic and diluted share), which included non-cash ceiling write-downs of oil and gas properties of $2.5 million and $11.6 million, non-cash changes in derivative value of a positive $3.3 million and a negative $0.2 million, and amortization and early extinguishment of loan costs of $0.6 million and $1.2 million, in the three and six months, respectively.
For the previous year, net income for the three months was $4.4 million (or $0.31 per diluted share) and the net loss for the six months was $5.1 million (or $0.41 per basic and diluted share), which included non-cash changes in derivative value of a positive $5.0 million and a negative $2.9 million, and amortization and early extinguishment of loan costs of $0.6 million and $1.7 million in the three and six months, respectively.
Exploration and Production
Exploration and production generated revenue of approximately $3.4 million and $5.7 million during the three and six months ended June 30, 2006, 52% and 57% increases from the approximate $2.2 million and $3.6 million in the prior year periods, respectively.
Exploration and production operations produced approximately 423 million cubic feet of natural gas equivalent (“MMcfe”) (4.6 MMcfe per day) and 742 MMcfe (4.1 MMcfe per day) during the three and six months ended June 30, 2006, increases of 26% and 23% from the 336 MMcfe (3.7 MMcfe per day) and 603 MMcfe (3.3 MMcfe per day) produced in the prior year periods, respectively. Production was 32% higher in the second quarter of 2006 as compared to the 320 MMcfe (3.6 MMcfe per day) of production during the first quarter of 2006.
Production expenses, including production taxes, in the second quarter of 2006 were $2.77 per thousand cubic feet of natural gas equivalent (“Mcfe”), a 23% improvement from the $3.60 per Mcfe in the prior year period and a 34% improvement from the $4.21 per Mcfe in the first quarter of 2006. The primary reasons for the decline in both production expenses and production taxes was the significant increase in production volumes in Texas over which to spread certain shared or allocated costs and reduced production taxes due to an abatement for tight gas wells in Erath County, Texas.

News Release
For Immediate Release
Oilfield Services
Oilfield services, provided by Consolidated Oil Well Services, Inc. (“Consolidated”), generated record quarterly revenue of $9.3 million in the second quarter of 2006, a 71% increase over the $5.4 million in the prior year period and a 10% sequential increase over the previous quarterly record of $8.5 million set in the first quarter of 2006. For the first half of 2006, Consolidated generated revenue of $17.7 million, an 86% increase over the $9.5 million in the prior year period. For the three and six months ended June 30, 2006, Consolidated generated EBITDA of $4.1 million and $7.8 million, increases of 83% and 108% over the $2.3 million and $3.7 million in the prior year periods, respectively, and a 13% increase over the $3.7 million in the first quarter of 2006 (see non-GAAP disclosures below).
Consolidated performed 2,343 cementing, acidizing and fracturing jobs during the second quarter of 2006, a 42% increase over the 1,653 jobs in the prior year period and a 7% increase from the 2,180 jobs during the first quarter of 2006. For the first half of 2006, Consolidated performed 4,523 cementing, acidizing and fracturing jobs, a 49% increase over the 3,028 jobs in the prior year period.
This growth is primarily due to continued strength in Consolidated’s operating markets, relatively good weather in the second quarter and the addition of new fracturing equipment during the first quarter of 2006.
Statements of Cash Flows Data
Net cash provided by operating activities increased by $7.1 million, or 344%, to $9.2 million in the first half of 2006 from $2.1 million in the prior year period. Net cash used in investing activities was flat at $23.1 million in the first half of 2006 as compared to the $23.2 million in the prior year period, including: (i) a $2.4 million, or 11%, decrease in exploration and production capital expenditures to $19.0 million in the first half of 2006 from $21.3 million in the prior year period and (ii) a $1.5 million, or 80%, increase in oilfield services capital expenditures to $3.5 million in the first half of 2006 from $2.0 million in the prior year period. Net cash provided by financing activities decreased by $14.7 million, or 65%, to $7.9 million in the first half of 2006 from $22.6 million in the prior year period.
Management’s Comments
James A. Tuell, Infinity’s President and Chief Executive Officer, said: “We are pleased to once again report record results for Infinity for the second straight quarter. We are also pleased to announce net income, operating income and EBITDA for the second quarter of 2006. We believe our operations are generating healthy amounts of cash flows that have continued to grow in recent quarters due to the continued strength of Consolidated, increasing levels of oil and gas production, and improving margins in both businesses.”

News Release
For Immediate Release
Webcast / Conference Call Reminder
The Company will host a conference call this morning, Thursday, August 10, 2006, at 11:00 a.m. Eastern time, to discuss its second quarter results and operational update. The dial-in number for the call is 800-374-0113 (international participants should dial 706-758-9607). Parties interested in participating in the conference call should dial in approximately ten minutes prior to the start time. The call will also be broadcast live and can be accessed via the Internet at http://www.b2i.us/external.asp?b=1253&id=306&from=wc&L=e or can be accessed at the Company’s website, www.infinity-res.com.
A replay of the conference call will be available approximately two hours after the completion of the call until August 24, 2006, by dialing 800-642-1687 (international callers should dial 706-645-9291) and entering the conference call pass code (3617499). The call will also be archived at http://www.b2i.us/external.asp?b=1253&id=306&from=wc&L=e or at the Company’s website, www.infinity-res.com.
About Infinity Energy Resources, Inc.
Infinity Energy Resources, Inc., through its wholly-owned subsidiaries Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc., is an independent energy company engaged in the exploration, development and production of natural gas and oil and the operation and acquisition of natural gas and oil properties. The operations of Infinity Oil and Gas of Texas are focused on its drilling program in the Fort Worth Basin of Texas. The operations of Infinity Oil & Gas of Wyoming are focused on the Wamsutter Arch Pipeline Field in southwest Wyoming and the Sand Wash Basin in northwest Colorado. The Company provides oilfield services through its wholly-owned subsidiary, Consolidated Oil Well Services, Inc., with operations principally focused in the Mid-Continent region and the Powder River and Big Horn Basins in northern Wyoming. The Company also has a 1.4 million acre oil and gas concession offshore Nicaragua in the Caribbean Sea. The Company’s common stock is listed on the NASDAQ National Market under the symbol “IFNY.”

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2006	December 31, 2005
	(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$1,925	$7,942
Accounts receivable, less allowance for doubtful accounts of $134 (2006) and $85 (2005)	5,873	4,748
Inventories	592	453
Prepaid expenses and other	309	422

Total current assets	8,699	13,565

Property and equipment, at cost, net of accumulated depreciation	12,270	11,489

Oil and gas properties, using full cost accounting net of accumulated depreciation, depletion and amortization and ceiling write-down
Proved	52,430	43,699
Unproved	25,995	22,849
Intangible assets, at cost, net of accumulated amortization	2,217	2,514
Other assets, net	1,402	168

Total assets	$103,013	$94,284

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Note payable and current portion of long-term debt, net of discount	$40,773	$288
Accounts payable	13,359	5,035
Accrued liabilities	5,120	6,314
Current portion of asset retirement obligations	317	284

Total current liabilities	59,569	11,921
Long-term liabilities
Production taxes payable and other	343	401
Asset retirement obligations, less current portion	1,183	1,129
Accrued interest	1,346	905
Derivative liabilities	11,596	9,837
Long-term debt, net of discount, less current portion	—	39,874

Total liabilities	74,037	64,067

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.0001, authorized 10,000,000 shares, issued and outstanding -0- (2006) and -0- (2005) shares	—	—
Common stock, par value $.0001, authorized 75,000,000 shares, issued and outstanding 14,671,261 (2006) and 13,501,988 (2005) shares	1	1
Additional paid-in-capital	65,744	58,335
Accumulated deficit	(36,769)	(28,119)

Total stockholders’ equity	28,976	30,217

Total liabilities and stockholders’ equity	$103,013	$94,284

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(in thousands, except per share data)

Revenue
Oilfield services	$9,299	$5,447	$17,749	$9,517
Oil and gas	3,356	2,204	5,720	3,649

Total revenue	12,655	7,651	23,469	13,166

Cost of revenue
Oilfield services	4,132	2,516	8,005	4,520
Oil and gas production expenses	1,138	1,010	2,281	1,449
Oil and gas production taxes	34	201	235	370

Total cost of revenue	5,304	3,727	10,521	6,339

Gross profit	7,351	3,924	12,948	6,827

General and administrative expenses	1,639	1,356	3,339	2,636
Depreciation, depletion, amortization and accretion	2,289	1,797	3,853	3,384
Ceiling write-down of oil and gas properties	2,500	—	11,600	—

Operating income (loss)	923	771	(5,844)	807

Other income (expense)
Financing costs:
Interest expense	(862)	(418)	(1,633)	(935)
Amortization of loan discount and costs	(541)	(206)	(981)	(449)
Early extinguishment of debt	(88)	(372)	(210)	(1,276)
Change in derivative fair value	3,304	5,012	(156)	(2,901)
Gain (loss) on sales of assets	(27)	(91)	267	(91)
Other	(54)	(340)	(93)	(262)

Total other income (expense)	1,732	3,585	(2,806)	(5,914)

Net income (loss)	$2,655	$4,356	$(8,650)	$(5,107)

Net income (loss) per share:
Basic	$0.18	$0.33	$(0.61)	$(0.41)

Diluted	$0.18	$0.31	$(0.61)	$(0.41)

Weighted average shares outstanding:
Basic	14,416	13,160	14,121	12,385

Diluted	14,630	13,528	14,121	12,385

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Six Months Ended
	June 30,
	2006	2005
	(in thousands)
Cash flows from operating activities
Net loss	$(8,650)	$(5,107)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization, accretion and ceiling write-down	15,453	3,384
Amortization of loan discount and costs	981	449
Non-cash early extinguishment of debt	210	1,052
Current interest expense settled by stock issuance, net of amounts capitalized	232	—
Non-cash stock-based compensation expense	181	—
Change in fair value of derivative liabilities	156	2,901
Unrealized loss (gain) on commodity derivative instruments	124	(23)
Impairment of note receivable	—	396
(Gain) loss on sales of assets	(267)	91
Change in operating assets and liabilities:
Increase in accounts receivable	(1,125)	(1,201)
Increase in inventories	(139)	(204)
Decrease (increase) in prepaid expenses and other	(324)	186
Increase in accounts payable and accrued liabilities	2,345	143

Net cash provided by operating activities	9,177	2,067

Cash flows from investing activities
Capital expenditures — exploration and production	(18,952)	(21,342)
Capital expenditures — oilfield services	(3,532)	(1,959)
Proceeds from sale of fixed assets — exploration and production	113	133
Proceeds from sale of fixed assets — oilfield services	5	12
Proceeds from sale of fixed assets — corporate	62	—
Payment on note receivable	—	4
Increase in other assets	(798)	—

Net cash used in investing activities	(23,102)	(23,152)

Cash flows from financing activities
Proceeds from borrowings on long-term debt	8,000	30,000
Proceeds from issuance of common stock	525	4,179
Debt and equity issuance costs	(313)	(2,124)
Repayment of notes payable	(304)	(160)
Repayment of long-term debt	—	(9,289)

Net cash provided by financing activities	7,908	22,606

Net increase (decrease) in cash and cash equivalents	(6,017)	1,521

Cash and cash equivalents, beginning of period	7,942	3,052

Cash and cash equivalents, end of period	$1,925	$4,573

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Income (Loss) to EBITDA (1)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(in thousands)
Infinity Energy Resources, Inc.

Net income (loss)	$2,655	$4,356	$(8,650)	$(5,107)
Adjustments:
Depreciation, depletion, amortization, accretion and ceiling write-down	5,330	2,003	16,434	3,833
Expense related to the early extinguishment of debt	88	372	210	1,276
Interest expense	862	418	1,633	935
Change in derivative fair value	(3,304)	(5,012)	156	2,901
(Gain) loss on sale of assets	27	91	(267)	91
Income taxes	—	—	—	—

EBITDA	$5,658	$2,228	$9,516	$3,929

Consolidated Oil Well Services, Inc.

Oilfield services revenue	$9,299	$5,447	$17,749	$9,517
Oilfield services cost of revenue	(4,132)	(2,516)	(8,005)	(4,520)
Oilfield services general and administrative expenses	(1,037)	(678)	(1,953)	(1,248)

EBITDA for Consolidated Oil Well Services	$4,130	$2,253	$7,790	$3,749

(1)	In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil and gas properties. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be equivalent to similarly titled measures of other companies.

EBITDA for Consolidated can be derived from GAAP measures and is equivalent to oilfield services revenue less oilfield services cost of revenue less oilfield services general and administrative expenses.

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Selected Operating and Financial Data by Operating Division

	For the Three Months Ended			For the Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
Oilfield Service Statistics

Job type:
Cementing	1,213	970	799	2,183	1,520
Acidizing	630	587	471	1,217	927
Fracturing	500	623	383	1,123	581

Total jobs	2,343	2,180	1,653	4,523	3,028

Job revenue (in thousands):
Cementing	$3,699	$3,156	$2,234	$6,854	$4,120
Acidizing	695	1,776	482	1,479	884
Fracturing	5,194	3,601	2,730	9,787	4,467
Discounts and other	(289)	(83)	1	(371)	46

Total revenue	$9,299	$8,450	$5,447	$17,749	$9,517

Exploration and Production Statistics

Production Volumes:
Natural gas (MMcf)	281.9	207.0	219.4	488.9	430.9
Oil and condensate (MBbls)	23.5	18.8	19.5	42.2	28.6
Natural gas equivalents (MMcfe; 6:1)	422.8	319.5	336.4	742.3	602.5

Financial Results (in thousands):
Total revenue	$3,356	$2,364	$2,204	$5,720	$3,649
Production expenses	1,138	1,143	1,010	2,281	1,449
Production taxes	34	201	201	235	370

Financial Results, per Mcfe:
Total revenue	$7.94	$7.40	$6.55	$7.71	$6.05
Production expenses	2.69	3.58	3.00	3.07	2.40
Production taxes	0.08	0.63	0.60	0.32	0.61
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